Exhibit 99.1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

LICENSE AGREEMENT

between

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

and

ROCHE

and

TRIMERIS

for

METHOD FOR PREVENTING AND TREATING A VIRAL CONDITION BY INHIBITING

MEMBRANE FUSION

UCSF Case No. SF01-008

LICENSE AGREEMENT

This license agreement (“Agreement”) is made effective this 27th day of June 2005 (“Effective Date”), by and between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, and acting through its University of California at San Francisco Office of Technology Management, having an address at 185 Berry Street, Suite 4603, San Francisco, CA 94107, (“The Regents”) and Hoffmann-La Roche Inc., a New Jersey corporation, having a principal place of business at 340 Kingsland Street, Nutley, New Jersey, 07110 (“Roche”), and Trimeris, Inc. a Delaware corporation, having a principal place of business at 3500 Paramount Parkway, Morrisville, North Carolina, 27560 (“Trimeris”) (Roche and Trimeris each a “Licensee” and collectively, “Licensees”).

BACKGROUND

A. Certain inventions, generally characterized as METHOD FOR PREVENTING AND TREATING A VIRAL CONDITION BY INHIBITING MEMBRANE FUSION (collectively “Invention”), were made in the course of research at the University of California, San Francisco, by Drs. Dale L. Bodian, Judith M. White and Irwin D. Kuntz, and by Jay F. Stearns and R. Bryan Yamasaki (collectively, “Inventors”) at Seres Laboratories, Inc. (“Seres”), and are claimed in Patent Rights as defined below.

B. Seres has assigned all right, title and interest in and to the Invention and the Patent Rights to the Stearns-Buswell Antiviral Partnership (“Partnership”).

C. The Regents and Partnership have signed a commercialization agreement (a copy of which has been provided to the Licensees) that grants The Regents the sole responsibility for administrating and licensing the interests The Regents and Partnership possess in the Invention and Patent Rights.

D. The development of the Invention was sponsored in part by the Department of Health and Human Services and the Department of Energy and, as a consequence, this license is subject to overriding obligations to the United States Federal Government under 35 U.S.C. §§ 200-212 and applicable regulations including a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced the Invention for or on behalf of the United States Government throughout the world.

E. The Licensees wish to obtain a license under the Patent Rights, in accordance with the terms and conditions set forth herein, and The Regents is willing to grant such license in the interests of the general public.

F. The scope of such rights granted by The Regents is only to the extent that The Regents has proprietary rights in and to the Valid Claims of such Patent Rights.

G. Each Licensee is not a “small business firm” as defined in 15 U.S.C. §632.

— oo 0 oo —

The parties agree as follows:

1. DEFINITIONS

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1 “Affiliate” of a Licensee means any entity which, directly or indirectly, controls, is controlled by, or is under common control with, such Licensee. An entity or Licensee shall be regarded as in control of another entity if it : (i) has the actual, present capacity to elect a majority of the directors of such affiliate; (ii) has the power to direct at least fifty percent (>50%) of the voting rights entitled to elect directors; or (iii) in any country where the local law will not permit foreign equity participation of a majority, has ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law where the entity exists. Notwithstanding the foregoing, with respect to Roche, the term “Affiliate” shall not include Genentech, Inc., nor Chugai Pharmaceutical Co., Ltd., unless Roche opts for such inclusion of Genentech and/or Chugai by giving written notice to The Regents.

1.2 “Commercial Use” means all research, development and/or commercial activities involving a Licensed Product including without limitation to make, have made, import, have imported, use, lease, offer to sell, and sell Licensed Product.

1.3 “Control” or “Controlled” means ownership of a Licensed Product and/or owning, or having a license or sublicense to, intellectual property rights on the composition of Licensed Product and/or the method of use of a Licensed Product.

1.4 “Field” means the Commercial Use of Licensed Products for the treatment, prevention or intervention of any disease or condition in humans or other animals.

1.5 “FUZEON” means a peptide comprising the amino acid sequence of YTSLIHSLIEESQNQQEKNEQELLELDKWASLWNWF, including any pharmaceutical composition containing Fuzeon, any fusion protein containing Fuzeon, any conjugate containing Fuzeon, any formulation containing Fuzeon (including, but not limited to, with one or more pharmaceutically acceptable delivery vehicles or carriers), any physical combination of Fuzeon plus one or more antiviral drugs other than a gp41 fusion inhibitor peptide, any modification to Fuzeon (while maintaining the peptide amino acid sequence as described above) including but not limited to, chemical modifications to either or both of the N-terminus and C-terminus.

1.6 “Licensee Collaboration Partner” means a Third Party which enters into an agreement with a Licensee under which the Licensee and Third Party engage in the Commercial Use of a Licensed Product Controlled by a Licensee.

1.7 “Product” means any kit, article of manufacture, composition of matter, material, compound, component, product, or formulation or combination containing the same.

1.8 “Licensed Product” means: i) any Product containing FUZEON; and/or ii) a designated Additional Compound. Designation of Additional Compounds as Licensed Products in this Agreement is subject to Paragraphs 2.4 and 2.5.

1.9 “Patent Rights” means the Valid Claims of, to the extent assigned to or otherwise obtained by The Regents, the following United States patent:

UC Case Number	United States Patent Number	Filing or Issue Date
SF2001-008	US 6,080,791	June 27, 2000

1.10 “Third Party” means a person, entity, or business other than a Licensee or The Regents.

1.11 “Valid Claim” means a claim of a patent of the Patent Rights that (i) has not expired; (ii) has not been disclaimed; (iii) has not been cancelled or superseded, or if cancelled or superseded, has been reinstated; (iv) has not been revoked, held invalid, or otherwise declared unenforceable or not allowable by a tribunal or patent authority of competent jurisdiction over such claim in such country from which no further appeal has or may be taken; and (v) has not been admitted in writing to be invalid or unenforceable by The Regents’ licensing professional responsible for administration of the Agreement.

1.12 “Additional Compound” means a molecule Controlled by a Licensee other than FUZEON the Commercial Use of which The Regents reasonably asserts is covered by one or more Valid Claims under the Patent Rights and which the Licensee wishes to add as a Licensed Product hereunder.

2. GRANT

2.1 Subject to the limitations and other terms and conditions set forth in this Agreement, including the license granted to the United States Government set forth in the background and in Paragraph 2.2, The Regents grants to each of the Licensees a license under the Patent Rights for the Commercial Use of Licensed Products in the Field in the United States and in other countries where The Regents may lawfully grant such licenses, with a right to sublicense a Licensee Collaboration Partner.

2.2 The license granted in Paragraph 2.1 is subject to the obligations to the United States Government under 35 U.S.C. §§ 200-212 and all applicable governmental implementing regulations, as amended from time to time, including the obligation to report on the utilization of the Invention as set forth in 37 CFR. § 401.14(h) and all applicable provisions of any license to the United States Government executed by The Regents.

2.3 The Regents reserves and retains the right under the Patent Rights (and the rights granted to the Licensee in this Agreement shall be limited accordingly) for The Regents, the Inventors, and the Partnership to make, use and practice the Invention to the extent otherwise legally permissible. The Regents shall have the right to grant any of the foregoing rights to other educational and non-profit institutions for educational and research purposes, including without limitation, any sponsored research performed for or on behalf of commercial entities and including publication and other communication of any research results. Moreover, The Regents is free to issue additional licenses under the Patent Rights for commercial or non-commercial purposes, other than within the Field and The Regents may grant rights to parties other than Licensees which overlap the Field if The Regents’ licensing professional is not on actual notice as of the effective date of such license grant to a third party that the third party’s product would constitute Licensed Products under this Agreement. Nothing in the foregoing or this Article 2 shall be construed as granting or constitute the grant, by implication, estoppel or otherwise, of any rights or license to The Regents by Licensees under any intellectual property owned or Controlled by the Licensees.

2.4

(a) Under the terms of this Agreement, and for no additional consideration beyond the $[**] payment pursuant to Article 4, Licensees shall have the right to designate one (1) Additional Compound as a Licensed Product by providing notice to The Regents pursuant to Article 13.

(b) Licensees shall also have the right to elect to designate further Additional Compounds as Licensed Products, subject to Paragraph 2.5 below and the following restrictions: Licensees shall notify The Regents in writing of an election to designate a further Additional Compound (“Election Notice”). Within ninety (90) days of receipt of any particular Election Notice, The Regents shall respond by providing written notice accepting or rejecting the designation of the

Additional Compound as a Licensed Product (“The Regents’ Election Notice Response”). In instances where an Additional Compound is accepted for designation as a Licensed Product by The Regents, within thirty (30) days of receipt of The Regents’ Election Notice Response Licensees shall pay to The Regents [**] Dollars ($[**]) per accepted Additional Compound (“Election Fee”). With regard to any Additional Compound, the parties hereby agree that rejection by The Regents of such election pursuant to Paragraph 2.5 below or failure by Licensee to pay the Election Fee pursuant to this Paragraph 2.4 shall result in the explicit barring from designation as a Licensed Product under this Agreement of such Additional Compound. Licensees hereby further agree that any notices regarding the designation or election of Additional Compounds pursuant to this Paragraph 2.4 shall describe the Additional Compound in sufficient detail as to enable The Regents’ determination of acceptance or rejection.

2.5 Notwithstanding any other provision of this Agreement, Licensees’ right to designate an Additional Compound as a Licensed Product, and The Regents’ grant of rights to a Licensee thereto under this Article 2, are limited to the extent that i) The Regents has, prior to Licensee’s notification to The Regents to designate an Additional Compound as a Licensed Product, granted a Third Party a license or other right with respect to such Additional Compound that would prevent The Regents from granting rights to Licensee under Article 2; or ii) a subsequent grant of rights by The Regents covering such Additional Compound is made where The Regents’ licensing professional in charge of administration of this Agreement is not on actual notice as of the effective date of such subsequent grants that the new licensee intends to commercialize the Additional Compound.

3. SUBLICENSES

3.1 The Regents also grants to the Licensee the right to sublicense to Affiliates and a Licensee Collaboration Partner the rights granted to the Licensee hereunder. An Affiliate or Licensee Collaboration Partner shall have no license under this Agreement unless such Affiliate or Licensee Collaboration Partner is granted a sublicense by a Licensee. Each sublicensee under this Agreement must be subject to a written sublicense agreement. Such sublicenses will include all of the terms, conditions, obligations and other restrictions of this Agreement that protect The Regents’ (and, if applicable, the United States Government’s ) rights and interests under the Patent Rights. The Licensee shall have no right to permit any other sublicensee of the license granted hereunder, and no such sublicensee shall have any right, to further sublicense any of the rights granted to the Licensee hereunder. For the purposes of this Agreement, the operations of all sublicensees shall be deemed to be the operations of the Licensee, for which the Licensee shall be responsible.

3.2 The Licensee will notify The Regents of each sublicense granted hereunder and will provide The Regents with a redacted copy of each sublicense and each amendment to such sublicense within thirty (30) days of issuance of such sublicense or such amendment which redacted copy shall show the terms, conditions, obligations and other restrictions of this Agreement that protect The Regents’ rights and interests in the Patent Rights.

3.3 Upon any expiration or termination of this Agreement for any reason provided herein, all sublicenses to a sublicensee of a Licensee whose rights under the Patent Rights have been terminated, shall automatically terminate.

3.4 The Regents will not make any claims against the Licensees, or a sublicensee of a Licensee under this Agreement, for patent infringement as a result of activities which are explicitly permitted under the terms of this Agreement, nor shall the Regents authorize a Third Party to make such claims where The Regents are on notice that a sublicensee hereunder has such a sublicense in good standing.

4. CONSIDERATION FOR GRANT OF RIGHTS

In full consideration of the license of the Patent Rights granted by The Regents to the Licensees hereunder, the Licensees shall pay to The Regents a one-time, non-refundable sum of [**] Dollars ($[**] U.S.) within thirty (30) days of the Effective Date. With the exception of the optional Election Fees due under Paragraph 2.4(b) above, no further royalties, payments, or other compensation of any kind will be due to The Regents, or exchanged between the Licensees and The Regents, in connection with this Agreement. Upon payment of the [**] Dollars to the Regents by the Licensees, the license granted to the Licensees pursuant to Section 2.1 shall become fully paid up and irrevocable except for termination for cause due to Licensee’s breach of Article 8 or Article 12.

5. LIFE OF THE AGREEMENT

5.1 Unless otherwise terminated by operation of law, Paragraph 5.2, or by acts of the parties in accordance with the terms of this Agreement, this Agreement will remain in effect from the Effective Date until the expiration or abandonment of the last of the Patent Rights licensed hereunder.

5.2 This Agreement will automatically terminate with respect to a Licensee without the obligation to provide advance notice upon the filing of a petition for relief under the United States Bankruptcy Code by such Licensee as a debtor or alleged debtor.

5.3 Any termination or expiration of this Agreement will not affect the rights and obligations set forth in the following Articles:

Article 1	Definitions
Article 4	Consideration for Grant of Rights
Article 5	Life of the Agreement
Article 8	Use of Names and Trademarks
Article 9	Limited Warranty
Article 10	Limitation of Liability
Article 12	Indemnification
Article 13	Notices
Article 16	Governing Laws; Venue; Attorneys Fees
Article 18	Confidentiality

6. TERMINATION BY THE REGENTS

If the Licensee fails to perform or violates any term or covenant of this Agreement under Articles 8 or 12, then The Regents may give written notice of such default (“Notice of Default”) to the Licensee. If the Licensee fails to repair such default within sixty (60) days after the effective date of such notice, then The Regents will have the right to immediately terminate this Agreement and its licenses by providing a written notice of termination (“Notice of Termination”) to the Licensee.

7. TERMINATION BY LICENSEE

Each Licensee has the right at any time, for any reason, to independently terminate that Licensee’s rights under this Agreement by providing a written notice of termination (“Notice of Termination”) to The Regents. The Licensees may also jointly terminate this Agreement by providing a Notice of Termination to The Regents signed by authorized officers of the respective Licensees. Notwithstanding Article 6 hereof, the termination by one Licensee under this Agreement shall not prejudice the rights of the other Licensee if such other Licensee chooses not to terminate this Agreement and otherwise remains in good standing hereunder. Termination of this Agreement will be effective sixty (60) days from the effective date of the Notice of Termination.

8. USE OF NAMES AND TRADEMARKS

Nothing contained in this Agreement will be construed as conferring any right to either party to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of the other party (including a contraction, abbreviation or simulation of any of the foregoing). Without the Licensee’s consent case-by-case, The Regents may list the Licensee’s name as a licensee of technology from The Regents without further identifying the technology. Unless required by law, or unless consented to in writing by Roche and Trimeris, use by The Regents of the name “Roche” (or other variation identifying the company Hoffmann-La Roche Inc.) or the name “Trimeris” (or other variation identifying the company Trimeris, Inc.)

in advertising, publicity or other promotional activities is expressly prohibited. Unless required by law or unless consented to in writing by Executive Director, Office of Technology Transfer of The Regents, the use by the Licensees of the name “The Regents of the University of California” or the name of any campus of the University of California in advertising, publicity or other promotional activities is expressly prohibited.

9. LIMITED WARRANTY

9.1 The Regents warrants to the Licensees that it has the lawful right to grant this license, including on behalf of the Partnership.

9.2 Except as listed in Section 1.9 herein, The Regents warrants that as of the Effective Date, the Inventors have not filed or caused to be filed any patent application that remains actively pending and claiming subject matter that would necessarily be practiced in order to practice Patent Rights.

9.3 To the extent of the actual knowledge of the Licensing Officer actually managing this case as of the Effective Date, The Regents represents and warrants to the Licensees that as of the Effective Date, it is not aware of any actions, suits, investigations, re-examination, claims or proceedings pending addressing the Patent Rights (“Actions”).

9.4 Except as expressly set forth in this Agreement, this license and the associated Invention, Patent Rights and Licensed Products are provided by The Regents WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED. THE REGENTS MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE INVENTION, PATENT RIGHTS OR LICENSED PRODUCTS, WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS.

9.5. Except as expressly set forth in this Agreement, this Agreement does not:

9.5.1 express or imply a warranty or representation as to the validity, enforceability, or scope of any Patent Rights; or

9.5.2 express or imply a warranty or representation that anything made, used, sold, offered for sale or imported or otherwise exploited under any license granted in this Agreement is or will be free from infringement of patents, copyrights, or other rights of Third Parties other than Partnership; or

9.5.3 obligate The Regents to bring or prosecute actions or suits against third parties for patent infringement; or

9.5.4 confer by implication, estoppel or otherwise any license or rights under any patents or other rights of The Regents or Partnership other than Patent Rights, regardless of whether such patents are dominant or subordinate to Patent Rights; or

9.5.5 obligate The Regents to furnish any new developments, know-how, technology or information not provided in Patent Rights.

10. LIMITATION OF LIABILITY

THE REGENTS WILL NOT BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT AS A RESULT OF AN ACTION BY A THIRD PARTY AGAINST THE LICENSEES WITH RESPECT TO THE PATENT RIGHTS OR IN ANY ACTION BY LICENSEE AGAINST THE REGENTS. EXCEPT FOR LICENSEE’S INDEMNIFCATION OBLIGATIONS TO THE REGENTS FOR CLAIMS OF THIRD PARTIES UNDER ARTICLE 12, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. PATENT PROSECUTION AND MAINTENANCE

The Regents will diligently maintain the United States patents comprising the Patent Rights using counsel of its choice. The Regents’ counsel will take instructions only from The Regents.

12. INDEMNIFICATION

12.1 The Licensees will, and will require its sublicensees to, indemnify, hold harmless and defend The Regents, the Partnership, and their officers, employees and agents, the sponsors of the research that led to the Invention and the inventors of any invention claimed in patents or patent applications under Patent Rights and their employers (“Indemnitees”) against any and all claims, suits, losses, damage, costs, fees and expenses resulting from, or arising out of, the exercise of Licensee’s or sublicensee’s rights under this license or any sublicense of Licensee. This indemnification will include, but not be limited to, any product liability. If The Regents, in its sole discretion, believes that there will be a conflict of interest or it will not otherwise be adequately represented by counsel chosen by the Licensee to defend The Regents in accordance with this Paragraph 12.1, then The Regents may retain counsel of its choice to represent it and the Licensee will pay all expenses for such representation.

12.2 During the term of this Agreement and for three (3) years following its termination or expiration, the Licensees, at its sole cost and expense, will maintain in force insurance coverage, or an equivalent program of self-insurance covering its activities under the Agreement including product liability insurance coverage of at least five million dollars ($5 million).

12.3 The Regents will promptly notify the Licensees in writing of any claim or suit brought against The Regents for which The Regents intends to invoke the provisions of this Article 12 (Indemnification). The Licensees will keep The Regents informed of its defense of any claims pursuant to this Article 12 (Indemnification).

13. NOTICES

13.1 Any notice or payment required to be given to either party under this Agreement will be in writing and will be deemed to have been properly given and to be effective as of the date specified below if delivered to the respective address given below or to another address as designated by written notice given to the other party:

13.1.1	on the date of delivery if delivered in person;

13.1.2	on the date of mailing if mailed by first-class certified mail, postage paid; or

13.1.3	on the date of mailing if mailed by any global express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice or payment.

In the case of the Licensee:	Hoffmann–La Roche Inc.
340 Kingsland Street
Nutley, New Jersey 07110
[tel] (973) 235-5000
[fax](973) 235-3500

Attention: Corporate Secretary

And	Trimeris, Inc.
3500 Paramount Parkway
Morrisville, North Carolina, 27560
[tel] 919-408-5028
[fax] 919-419-1816

Attention: VP Corporate Development

In the case of The Regents:	THE REGENTS OF THE UNIVERSITY
OF CALIFORNIA
Office of Technology Management
185 Berry Street, Suite 4603
San Francisco, California 94107
Telephone: (415) 353-4463
Facsimile: (415) 348-1579
Attention: Director
Referring to: U.C. Case No. SF01-008

Payment to The Regents should be directed to:

Office of Technology Transfer
Attn.: Accounts Receivable
University of California
Office of the President
1111 Franklin Street, 7th Floor
Oakland, CA 94607-5200
Referring to: UC Case No. SF01-008

14. ASSIGNABILITY

This Agreement may not be assigned by a Licensee without the prior written consent of The Regents, except that a Licensee may assign or transfer this Agreement without consent of The Regents to an Affiliate or to a successor in connection with the merger, change in control, consolidation, sale, or transfer of all or substantially all of its assets or that portion of its business pertaining to the Field, or operation of law. Except as permitted herein, any attempted assignment by a Licensee without the written consent of The Regents will be null and void. This Agreement is binding upon and will inure to the benefit of The Regents, its successors and assigns.

15. WAIVER

No waiver by either party of any breach or default of any of the covenants or agreements contained herein will be deemed a waiver as to any subsequent and/or similar breach or default. No waiver will be valid or binding upon the parties unless made in writing and signed by a duly authorized officer of each party.

16.	GOVERNING LAWS; VENUE; ATTORNEYS FEES

16.1 THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction and without regard to which party drafted particular provisions of this Agreement, but the scope and validity of any of the Patent Rights will be governed by federal law.

16.2 Any legal action brought by the parties hereto relating to a breach of this Agreement will be conducted in San Francisco, California.

16.3 The prevailing party in any suit related to a breach of this Agreement will be entitled to recover its reasonable attorneys’ fees in addition to its costs and necessary disbursements.

17. COMPLIANCE WITH LAWS

The Licensees shall comply with all applicable federal, state, regional and local laws and regulations in performing its obligations under this Agreement.

18. CONFIDENTIALITY

18.1 The specially negotiated terms of this Agreement are confidential and shall not be disclosed by a party to a Third Party without the prior written consent of the other party, except that either party may disclose this Agreement to: (1) its Affiliates or Licensee Collaboration Partner, or professional advisors in connection with a proposed business transaction involving an assignment of this Agreement permitted under the Agreement, provided they are under an obligation of confidentiality similar to the obligations contained herein; or (2) in any prospective, offering memorandum, regulatory filing or other document or filing required by the applicable security laws or regulations or other applicable law or regulation. If disclosure of this Agreement, or the terms thereof, is required by applicable law or regulation, the disclosing party shall take reasonable steps necessary to limit the disclosure of the terms of the Agreement to the extent required to be disclosed pursuant to such law or regulation. Notwithstanding anything to the contrary contained in this Agreement, The Regents may release this Agreement, including any terms contained herein and information regarding royalty payments or other income received in connection with this Agreement to the inventors, senior administrative officials employed by The Regents and individual Regents upon their request. If such release is made, The Regents will request that such terms be kept in confidence in accordance with the provisions of this Article 18 (Confidentiality). In addition, notwithstanding anything to the contrary in this Agreement, if a third party inquires whether a license to Patent Rights is available, then The Regents may disclose the existence of this Agreement and the extent of the grant in Articles 2 (Grant) and 3 (Sublicenses) and related definitions to such third party, but will not disclose the name of the Licensees, amount of consideration paid for the license under the Patent Rights, or identity of Licensed Products unless, and only to the extent that, the Licensees have already made such disclosure publicly.

19. NO IMPLIED OBLIGATIONS

It is understood and agreed that nothing in this Agreement shall be deemed to prevent the Licensees from developing or commercializing technology or products competitive to the Licensed Products. Nor shall anything is this Agreement impair the right of the Licensees to independently acquire, license, develop, or have others develop for it technology competitive with the Licensed Products, or to develop, market or distribute products based on such technology in addition to or in lieu of the Licensed Products.

20. MISCELLANEOUS

20.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

20.2 This Agreement is not binding on the parties until it has been signed below on behalf of each party. It is then effective as of the Effective Date.

20.3 No amendment or modification of this Agreement is valid or binding on the parties unless made in writing and signed on behalf of each party.

20.4 This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

20.5 In case any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provisions had never been contained in it.

20.6 No provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than The Regents and the Licensees any rights, remedies or other benefits under, or by reason of, this Agreement.

20.7 In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party’s behalf without the other party’s prior written consent.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, both The Regents and the Licensees have executed this Agreement, in triplicate originals, by their respective and duly authorized officers on the day and year written.

ROCHE		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Frederick C. Kentz	By:	/s/ Joel B. Kirschbaum

Name:	Frederick C. Kentz	Name:	Joel B. Kirschbaum

Title:	General Counsel	Title:	Director, OTM

Date:	June 16, 2005	Date:	June 21, 2005

TRIMERIS

By:	/s/ Steve Skolsky

Name:	Steve Skolsky

Title:	Chief Executive Officer

Date:	June 6, 2005